Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 20, 2003, except for the first paragraph of Note 2, as to which the date is December 12, 2003, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-116213) and related Prospectus of Provide Commerce, Inc.

/s/ ERNST & YOUNG LLP

San Diego, California

June 28, 2004